                                                                  Exhibit 10.11


                   WITHHOLDING AGENT INDEMNIFICATION AGREEMENT

         This AGREEMENT, effective as of August 9, 2001, by and between FMR Corp. ("FMR"), a Massachusetts corporation with its principal place of business in Boston, Massachusetts, and CBNY Investment Services Corp. ("CBNY"), a broker-dealer organized under the laws of the State of New York with its principal place of business in New York, New York;

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, FMR, its subsidiaries, divisions, subsidiaries' divisions, all of their respective affiliates and entities of which they are affiliates (hereinafter referred to collectively, with FMR, as "Fidelity") provides, among other things, brokerage services and brokerage accounts to CBNY and to other entities that act for and on behalf of CBNY (including FundQuest Incorporated, "Other Entities");

         WHEREAS, CBNY provides discretionary asset management services to its clients, some of whom are not U.S. persons (each such person an "NRA Client") under United States tax laws and regulations (hereinafter, "United States tax laws"), which services include directing transactions in investment securities and cash custodied in Fidelity brokerage accounts;

         WHEREAS, CBNY and Fidelity each could be treated as withholding agents under United States tax laws with respect to payments made by Fidelity to CBNY for the benefit of CBNY's NRA Clients (the "Payments"), and CBNY and Fidelity each wish to ensure that, collectively, all United States tax laws tax withholding and reporting requirements with respect to the Payments are satisfied;

         WHEREAS, CBNY has requested that, under applicable U.S. Treasury regulations, Fidelity forbear from: (i) soliciting from CBNY's NRA clients Internal Revenue Service ("IRS") Forms W-8, Forms 1001, and any successor form(s) thereto; (ii) withholding from the Payments the withholding taxes and back-up withholding taxes Fidelity otherwise might be required to withhold; and
(iii) filing any informational reports regarding the Payments Fidelity otherwise might be required to report; and

         WHEREAS, Fidelity, is willing to agree to such forbearance, in return for the representations, warranties and promises contained herein.

         NOW, THEREFORE, in consideration of these premises, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. CBNY represents to Fidelity that the following statements of fact are true and complete in all material respects:

     (a) CBNY provides investment management services, on a discretionary basis, to NRA Clients, the assets of which are held in discretionary investment management accounts by CBNY.

     (b) CBNY desires Fidelity to custody, in individual brokerage accounts for each of the NRA Clients (the "Brokerage Accounts"), the assets, primarily investment securities, including shares of mutual funds, that CBNY and its agents (if any) manage for NRA clients.

     (c) Each Brokerage Account established at the direction of CBNY or its agents will be established with a registration "CBNY for the benefit of", followed by a numbered sequence that will correspond to an NRA Client.

     (d) For none of the Brokerage Accounts established at the direction of CBNY or its agents will CBNY or its agents identify to Fidelity the identity of the underlying NRA client. No IRS Forms W-8 will be provided to Fidelity by CBNY or its agents. Each CNBY client underlying a Brokerage Account will be an NRA Client. With respect to each Brokerage Account, Fidelity will receive an executed and complete IRS Form W-9 from CBNY or its agent, and CBNY understands that Fidelity will assign CBNY's TIN to each Brokerage Account.

     (e) FundQuest Incorporated ("FundQuest") will provide asset allocation information to CBNY for CBNY to use, in its sole discretion, in connection with the assets in the Brokerage Accounts.

     (f) CBNY, directly or through its agents (including FundQuest), will direct Fidelity to execute transactions affecting the Brokerage Accounts. CBNY and its agents instruct Fidelity that all transaction confirmations and periodic statements concerning the Brokerage Accounts are to be delivered to CBNY.

     (g) CBNY understands that Fidelity will provide standard accounting and account maintenance for all positions held in each Brokerage Account. CBNY agrees that Payments made by Fidelity from the Brokerage Accounts will be made payable to CBNY, exactly as each Brokerage Account is registered (i.e., "CBNY for the benefit of" followed by a numbered sequence). CBNY understands that Fidelity will designate the nature of these Payments according to their source (e.g., income, gains or proceeds from securities sales) and that Fidelity will not report or withhold under United States tax laws on these Payments.

     (h) CBNY will be the sole U.S. withholding and reporting agent with respect to Payments from the Brokerage Accounts. To the extent required under United States tax laws, CBNY will assume primary responsibility for deducting, withholding and depositing the appropriate amounts arising from such Payments under United States tax laws. Further, CBNY will be solely responsible for all withholding and reporting obligations, including receipt and maintenance of certified Forms W-8 (or successor form(s) thereto) for each NRA Client as required under the United States tax laws, including compliance with anticipated changes to regulations thereunder, when applicable with respect to such Payments by Fidelity to CBNY.

2. FMR and CBNY agree that CBNY is the sole and primary withholding agent under United States tax laws. As such, CBNY hereby agrees to fulfill all applicable tax certification requirements and tax withholding and reporting requirements required by United States tax laws, including anticipated changes to such laws on the date when such changes are enforceable by the IRS, which arise from or in connection with any of the Payments. Without limiting the foregoing sentence, CBNY agrees that it shall: (i) obtain, maintain, retain and recertify all necessary documentation to support any reduced withholding on Payments from Fidelity (including IRS Forms W-8, W-9 and 1001, and any successor form(s) thereto, as applicable); (ii) deduct, withhold and deposit all United States tax payments and file all information and reporting forms with the IRS, as required under United States tax laws and arising from or in connection with the Payments; and
     (iii) provide all information returns or statements to its clients, as required under United States tax laws and arising from or in connection with the Payments.

3. CBNY agrees to notify Fidelity immediately in writing of any change in circumstances or occurrence of any event that may result in CBNY being unable to fulfill its obligations and responsibilities either under Paragraph 2 hereof, or under United States tax laws in connection with the Payments.

4. Fidelity may reasonably request, upon written notice, that CBNY verify that proper IRS documentation is on file in CBNY's records to support CBNY's NRA Client tax-withholding and reporting processes, as should occur by operation of this Agreement and under applicable United States tax laws. At Fidelity's reasonable written request, CBNY also will certify that either CBNY's internal or external auditors have reviewed CBNY's record-keeping to ensure reasonable and adequate record-keeping by CBNY. At Fidelity's own expense and upon reasonable written notice to CBNY, Fidelity also may retain an independent public accounting firm to review CBNY's record-keeping as it should occur by operation of this Agreement and under applicable United States tax laws. If Fidelity initiates such a review, Fidelity will exercise reasonable efforts, as determined by industry standards, to cause the independent public accounting firm to maintain the confidentiality of the identities of NRA Clients from all persons, including Fidelity. CBNY agrees to cooperate reasonably with any such Fidelity-initiated review, including providing the Fidelity-appointed reviewers with copies of the IRS Forms, filings, returns and statements required to be completed or made by operation of this Agreement and under applicable United States tax laws. If CBNY fails to make the foregoing certification, Fidelity may either withhold from the Payments at the highest back-up withholding or other applicable withholding tax rate, or at any lower tax rate that Fidelity deems appropriate, based upon information available to Fidelity.

5. CBNY and Fidelity agree to cooperate with each other and with the IRS in responding to any IRS audit or other inquiry regarding satisfaction of United States tax laws requirements arising from or in connection with the Payments. CBNY's and Fidelity's agreement to cooperate under this paragraph shall survive the termination of this Agreement.

6. CBNY agrees to indemnify and hold harmless Fidelity (and each Fidelity officer, director, employee or agent) from any from any and all direct or indirect liabilities, losses, damages and costs (including reasonable attorneys, audits and accounting fees) arising or resulting from CBNY's failure to satisfy its obligations under this Agreement. Without limiting the foregoing, CBNY shall indemnify and hold Fidelity harmless from any and all liabilities, losses, damages and costs, including all taxes, interest and penalties owed by Fidelity to the IRS, arising or resulting from, or in connection with, the arrangements contemplated herein. CBNY's obligation(s) to indemnify and hold harmless under this paragraph shall survive the termination of this Agreement.

7. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.



     IN WITNESS WHEREOF, each of the parties hereto causes this Agreement to be executed as an instrument under seal by its duly authorized representative, effective as of the date first written above.


CBNY INVESTMENT SERVICES CORP.


By: /s/ Jose A. Paulucci
   -----------------------------------

Its:
    ----------------------------------
         (duly authorized)

Name:   Jose A. Paulucci
      --------------------------------
         (please print)



FMR CORP.

/s/ Lena G. Goldberg
--------------------------------------
Lena Goldberg, Senior Vice President